EXHIBIT 4(A)

                              CONSULTING AGREEMENTS

      This Consulting Agreement ("Agreement") is made effective as of this 29th day of September, 1999 by and between LONDON MANHATTAN LIMITED, INC. (referred to herein as "Consultant"), with offices at 3141 Jasmine Drive, Delray Beach, Florida 33483 and CAM DESIGNS, INC., a Delaware corporation, with a mailing address of 4 Ash Way, Netherend, Gloucestershire, England GL15 6QA (referred to herein as "Client').

                                    PREMISES

WHEREAS, Client is seeking to acquire or merge with an operating entity (such acquisition or merger being referred to herein as a "Business Combination");

WHEREAS, Consultant is in the business of providing consulting and other services to companies who desire to increase shareholder value through mergers, acquisitions and divestitures and make other complex structural changes to their companies;

WHEREAS, Client wishes to obtain the consulting services of Consultant, and

WHEREAS, Consultant is willing to provide such consulting services to Client.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

I. ENGAGEMENT OF CONSULTANT. Client hereby retains Consultant to serve Client in the following areas, referred to collectively herein as the "Consulting Services."

      A. Consult with and assist Client to locate and identify candidates for positions on the board of directors and fill vacancies in the officer positions for Client;

      B. Consult with and assist Client in locating, negotiating and consummating a Business Combination with an operating company;

      C. Consult with and assist Client in bringing itself current with SEC filing requirements and its financial records.

      D. Consult with and assist Client with debt settlement and resolution of other outstanding claims or obligations of Client.

      THE SCOPE OF CONSULTING SERVICES SPECIFICALLY EXCLUDE CONSULTANT FROM RENDERING ANY ADVICE AND/OR ASSISTANCE TO CLIENT IN THE AREA OF CAPITAL FORMATION

II. TERM. This Agreement shall have a term of six (6) months commencing on the effective date of this Agreement ("Initial Term"). In the event Client


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      desires to engage Consultant further, this Agreement shall continue on a month to month basis after the Initial Term for additional terms provided in an Addendum to this Agreement executed by both parties, should the parties be so interested at any particular point.

Ill. COMPENSATION. In consideration of the Consulting Services contemplated herein, Consultant shall be receive, upon the execution of this Agreement, a non-refundable engagement fee to be paid as follows:

      A. Client shall issue to W. Scott Smith ("Smith") 1,000,000 shares of its common stock and shall issue 1,000,000 shares of its common stock to Christopher Taylor ("Taylor") and shall issue 700,000 shares of its common stock to Howard Jenkins ("Jenkins") each of Smith, Taylor and Jenkins as nominees for Consultant. The Shares shall be issued solely in exchange for the contemplated Consulting Services and appropriate investment restrictions shall be noted against the Shares. Smith, Taylor and Jenkins agree to acquire the Shares for investment and will not dispose of the Shares in the absence of registration thereof or applicable exemption under the Securities Act of 1933, as amended (the "Securities Act").

      B. Client agrees to provide Smith, Taylor and Jenkins with registration rights at Client's cost and expense and include the Shares in a registration statement to be filed by Client with the Securities and Exchange Commission ("SEC") within the proximate future on Form S-8 (the "Registration Statement") under the Securities Act.

      C. Consultant shall also be entitled to a finder's fee of 10% of any business opportunity made by the Client as a result of the introductions of the Consultant, such fee to be in kind as acquired by the Client.

IV. EXPENSES. Client shall be responsible for all expenses associated with the Consulting Services contemplated herein. This is in addition to the Engagement Fee discussed above. The Expenses include but are not limited to the following:

      A. All fees associated with the filing of any forms required by state or federal agencies to bring about the intent of this Agreement;

      B. All fees associated with the services of a transfer agent, including fees for printing of certificates evidencing shares of Client's stock and issuance fees required by the transfer agent;

      C. All long distance telephone and facsimile costs incurred by Consultant and all copying, mail and Federal Express or other express delivery costs incurred by Consultant and all other expenses reasonably incurred by Consultant in rendering the Consulting Services contemplated by this Agreement.


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      D.    Any and all fees associated with obtaining or providing Consultant with audited financial statements of Client. Consultant will not perform any accounting services related to Client without obtaining audited financial statements (NOTE: The cost of this item must he paid for directly by Client.)

      E. Any and all travel, airfare and hotel expenses that Consultant may reasonably incur in relation to the performance of the Consulting Services contemplated herein. While circumstances may change, the parties do not anticipate any travel during this engagement.

V. BEST EFFORTS. Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts.

VI. CLIENT'S REPRESENTATIONS. Client represents, warrants and covenants to Consultant that each of the following are true and complete as of the date of this Agreement:

      A. Entity Existence. Client is a corporation, duly organised, validly existing, and in good standing under the laws of the state of its formation, with full power and authority and all necessary governmental authorisations to own, lease and operate property and carry on their business as it is now being conducted. Client is duly qualified to do business in and is in good standing in every jurisdiction in which the nature of its business or the property owned or leased by it makes such qualifications necessary.

      B. Involvement in Proceedings or Investigations by Securities Regulatory Authorities. Client or its officers and 10% or more owners, and any entity which Client or its affiliates or officers control, have not been previously involved in any litigation, investigations or proceedings with the United States Securities and Exchange Commission or any other State or Foreign Securities Regulatory organisation, and is not presently indicted and/or was never convicted of fraud or any similar crime involving any allegation of dishonesty or theft, nor found guilty or is currently involved in legal proceedings of such conduct in a civil context, other than as disclosed and with full and complete details attached hereto.

      C. Disclosure Documents. Client has or will cause to be delivered, concurrent with the execution of this Agreement, copies of its entity records as requested to effectuate any transaction contemplated herein. Documents which Client agrees to provide to Consultant shall include but not be limited to audited financial statements for the past three years of Client 's operations or as long as Client has been


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            in operation, whichever is less, which have been audited by a United
            States Securities and Exchange Commission peer approved financial auditor, any entity resolutions arid any and all other documents which may in any way relate to the transactions contemplated in this Agreement.

      D. Client's Authority for Agreement. The Client has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly executed and delivered by Client and constitutes the valid and legally binding obligation of Client enforceable in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally. To the best of Client's knowledge, after due inquiry, the execution and delivery of this agreement and the consummation of the transactions contemplated herein will not conflict with any mortgage, indenture, lease, contract, commitment, agreement, or other instrument, permit, concession, grant, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Client or any of its properties or assets.

      E. Consents and Authorizations. Any consent, approval, order or authorization of, or registration, declaration, compliance with or filing with any governmental or regulatory authority required in connection with the execution and delivery of this Agreement to permit the consummation by Client and Consultant of the transactions contemplated herein shall be accomplished in a timely manner and in accordance with federal and/or state laws where applicable.

      F Minute Books. The minute books of Client contain full and complete minutes of all meetings (or written consents in lieu thereof).

      G. Nature of Representations. No representation or warranty made by Client in this Agreement, nor any document or information furnished or to be furnished by Client to the Consultant in connection with this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, or omits to state any material fact relevant to the transactions contemplated by this Agreement.

      H Independent Legal and Financial Advice. Consultant is not a law firm, neither is it an accounting firm. Consultant does however employ professionals in that capacity to enable Consultant to provide consulting services. Client represent that it has not nor will it rely upon any legal or financial representation made by Consultant, and that Client has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the


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            transactions contemplated by this Agreement, including the review of all documents provided by Consultant to Client and all opportunities Consultant introduces to Client. Client acknowledges that the attorneys, accountants and other advisors employed by Consultant represent the interests of Consultant solely, and that no representation or warranty has been given to Client by Consultant as to any legal, tax, accounting, financial or other aspect of the transactions contemplated by this Agreement.

VII. NON-CIRCUMVENTION. Client agrees to not enter into any other agreements to provide services for which Consultant has provided services, or enters into any transaction involving a business opportunity or asset introduced to Client by Consultant, without compensating Consultant pursuant to this Agreement. Neither will Client terminate this Agreement solely as a means to avoid paying Consultant compensation earned or to be earned, or in any other was attempt to circumvent Consultant.

VIII. TERMINATION OF AGREEMENT BY CONSULTANT. Consultant may terminate this Agreement if any of the following occurs:

      A.    Payments due under this Agreement are not timely made.

      B. In the judgement of the Consultant, Client's actions or conduct make it unreasonable for Consultant to perform under this Agreement. Such acts include, and are or may be perceived as being in the nature of dishonesty, illegal activities, activities harmful to the reputation of the Consultant, and activities that may create civil or criminal liability for the Consultant.

      C. Consultant makes a bona fide decision to terminate its business and liquidate its assets.

      D. Client misrepresents its corporate standing, power to enter and bind itself to this Agreement, misrepresentation of its guarantees as indicated below, or any other concealed or misrepresented material fact which would decrease the binding effect of this Agreement on Client.

      E. If after conduct of a due diligence investigation, Consultant concludes that an intended offering, or other action contemplated under this Agreement (the "Transaction"), is not viable, Consultant may give ten (10) days written notice to Client stating in particular why the Transaction is not viable, and if after ten (10) days of receipt of the written notice, Client insists that Consultant continue performance on the Transaction, Consultant may then terminate the Agreement, returning all monies received after deductions as indicated in Subsection "H" below.


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      F.    An unanticipated material change in federal or state laws and/or regulations makes continued performance under this Agreement unreasonable.

      G. Breach of any provision of this Agreement, and in particular, but not limited to, not providing audited financial statements in a timely manner.

      H. Notwithstanding the termination of this Agreement, Consultant shall be entitled to receipt of the charges for the work actually performed up to the time of termination at its normal consulting rates. Consultant shall also be entitled to reimbursement of any expenses incurred, up to the time of termination of this Agreement along with any expenses incurred as a result of the termination.

IX. TERMINATION 0F AGREEMENT BY CLIENT. Client may terminate this Agreement under the following conditions:

      A. Consultant fails to follow Client's reasonable instructions, Client must advise Consultant that his actions or inactions are unacceptable and give Consultant thirty (30) days in which to comply. If Consultant fails to comply within thirty (30) days, Consultant may be terminated hereunder by Client's service of notice of termination to Consultant.

      B. If, in the judgment of the Board of Directors of Client, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts include and are in the nature of, dishonesty, illegal activities, activities harmful to the reputation of the Client and activities that create civil or criminal liability for the Client.

      C. Notwithstanding the termination of this Agreement, Consultant shall be entitled to receipt of all compensation owed pursuant to Section "H" of Article VIII above up to the time of termination of this Agreement, for work actually performed. Consultant shall also be entitled to reimbursement of any expenses incurred, up to the time of termination of this Agreement, along with any expenses incurred as a result of the termination.

      D. Upon thirty (30) days written notice to the Consultant, Client may terminate the agreement prior to the expiration of the term provided for herein.

X. UTILISATION OF ATTORNEYS. Consultant utilises attorneys to assist it in preparing the documentation required to effectuate the transactions contemplated by this Agreement. The attorneys utilized by Consultant represent only Consultant, and Consultant's interest in providing consulting


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      services and do not in any way represent the interests of any party to this Agreement other than Consultant's. Client are advised, and have represented, that they will seek independent legal counsel to review all documentation provided to it by Consultant.

Xl. CONSULTANT IS NOT A BROKER-DEALER. Consultant has fully disclosed to Client that it is not a broker-dealer and does not have or hold a license to act as such. None of the activities of consultant are intended to provide the services of a broker-dealer to the Client and Client have been informed that a broker-dealer will need to be engaged to perform any such services. Client have full and free discretion in the selection of a broker-dealer.

XII. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. In consideration for the Client entering into this Agreement, Consultant agrees that the following items used in the Client's business are secret, confidential, unique, and valuable, and disclosure of any of the items to anyone other than Consultant's officers, agents, or authorized employees may cause Client irreparable injury:

      A. Non-public financial information, accounting information, plans of operations, possible public offerings public announcement.

      B.    Customer lists, cal! lists, and other confidential customer data;

      C. Memoranda, notes or records concerning the technical and creative processes conducted by Client,

      D. Sketches, plans, drawings and other confidential research and development data or;

      E. Manufacturing processes, chemical formulae, and the composition of Client's products.

      Consultant shall have no liability to the Client with respect to the use or disclosure to others not a party to this Agreement, of such information as Consultant can establish to:

      A.    Have been publicly known;

      B. Have become known, without fault on the part of Consultant, subsequent to disclosure by Client of such information to Consultant;

      C. Have been otherwise known by Consultant prior to communication by the Client to Consultant of such information, or

      D. Have been received by Consultant at any time from a source other than Client lawfully having possession of such information.


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XIII. PLACE OF SERVICES. The Consulting Services contemplated to be performed by
      Consultant will be performed through Consultant's offices; however, it is understood and expected that Consultant may make contacts with persons and entities in any other place deemed appropriate by Consultant.

XIV. NON-EXCLUSIVE SERVICES. Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agree that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity.

XV. ALL PRIOR AGREEMENTS TERMINATED. This Agreement comprises the entire agreement and understanding between the parties hereto at the date of this Agreement as to the subject matter hereof and supersedes and replace all proposals, prior negotiations and agreements, whether oral or written, between the parties hereto in connection with the subject matter hereof. None of the parties hereto shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement unless the parties hereto subsequently agree to vary this Agreement in writing, duly signed by authorized representatives of the parties hereto.

XVI. CONSULTANT IS NOT AN AGENT OR EMPLOYEE OF CLIENT. Consultant's obligations under this agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or their affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates, and Consultant, its employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

XVII. CONTINUE OPERATIONS IN SUBSTANTIALLY SAME MANNER. Client will not transfer, sell or hypothecate, assign or distribute any significant portion of its assets currently in its possession except upon written notice to the Consultant. Client agrees to continue operations in substantially the same manner as it is presently functioning except upon written notice to the parties to this Agreement

XVIII. MISCELLANEOUS.

      A. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

      B. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.


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      C.    Waiver. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent waiver or excuse by either party, express or implied shall constitute a subsequent consent, waiver or excuse.

      D     Assignment

            I. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. There shall be no rights of transfer or assignment of this Agreement by either party except with the prior written consent of the other party.

            2. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties and their successors, any rights or remedies under this Agreement.

      E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

            1.   In the Case of Consultant to:

                     London Manhattan Limited, Inc.,
                     3141 Jasmine Drive,
                     Delray Beach,
                     Florida 33483
                     USA
                     Tel: 561-274 9740
                     Fax: 561-279 2757
                     Email: LondonManhattan@aol.com

            2.     In the Case of Client to:

                     Cam Designs Inc.
                     4 Ash Way
                     Netherend
                     Gloucestershire
                     England GL15 6QA

                     Tel: +44 (0) 1594 529472
                     UK Fax: +44 (0) 171 691 9533
                     US Fax: 1 305-418 7516
                     Email: GeoffTayl@aol.com

      or to such other person or address designated by Client in writing to receive notice.


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      F.    Headings and Captions. The headings of paragraphs are included solely for convenience if a conflict exists between any heading and the text of this Agreement, the text shall control

      G. Entire Agreement. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of thcse counterparts together constitute only one and the same instrument.

      H. Effect of Partial Invalidity. Iii the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

      I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Palm Beach County, Florida. The parties exclude any and all statutes, law and treaties that would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

      J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relict, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court Costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorneys fees, court costs, or other costs. Should either party be represented by in-house counsel all parties agree that party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

      K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof

      L. Mutual Co-operation The panties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

      M. Indemnification. Client and Consultant agree to indemnify, hold harmless and, at the party seeking indemnification's sole option, defend the


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            other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penal ties, court fees, and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement. Neither party shall be responsible to the other party' for any consequential or punitive damages

      N. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

      O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date herein above written.


-------------------------------------------------
W. Scott Smith, Managing Director
For and on behalf of
London Manhattan Limited, Inc.


--------------------------------------------------
Geoffrey Taylor, President
For and on behalf of
Cam Designs, Inc.

                        AMENDMENT TO CONSULTING AGREEMENT

      This Amendment ("Amendment") to the Consulting Agreement ("Agreement") dated as of the 29th day of September, 1999 by and between LONDON MANHATTAN LIMITED, INC. (referred to herein as "Consultant"), with offices at 3141 Jasmine Drive, Delray Beach, Florida 33483 and CAM DESIGNS, INC., a Delaware corporation, with a mailing address of 4 Ash Way, Netherend, Gloucestershire, England GL15 6QA (referred to herein as "Client'), is dated as of this 1st day of December, 1999.

                                    PREMISES

WHEREAS, Consultant is desirous of changing the nominees set forth in Paragraph III of the Agreement, and


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WHEREAS, Client has no objection thereto,

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

I AMENDMENT. PARAGRAPH III of the Agreement shall be amended to read as follows:

      In consideration of the Consulting Services contemplated herein, Consultant shall receive, upon the execution of this Agreement, a non-refundable engagement fee to be paid as follows:

      B. Client shall issue to W. Scott Smith ("Smith") 349,000 shares of its common stock, and shall issue 651,000 shares of its common stock to Ned Elgart ("Elgart"), and shall issue 1,000,000 shares of its common stock to Christopher Taylor ("Taylor"), and shall issue 349,000 shares of its common stock to Howard Jenkins ("Jenkins") and shall issue 351,000 shares of its common stock to Michael Casida ("Casida"), each of Smith, Elgart, Taylor, Jenkins and Casida as nominees for Consultant. The Shares shall be issued solely in exchange for the contemplated Consulting Services and appropriate investment restrictions shall be noted against the Shares. Smith, Elgart, Taylor, Jenkins and Casida agree to acquire the Shares for investment and will not dispose of the Shares in the absence of registration thereof or applicable exemption under the Securities Act of 1933, as amended (the "Securities Act").

      B. Client agrees to provide Smith, Elgart, Taylor, Jenkins and Casida with registration rights at Client's cost and expense and include the Shares in a registration statement to be filed by Client with the Securities and Exchange Commission ("SEC") within the proximate future on Form S-8 (the "Registration Statement"), or otherwise as agreed, under the Securities Act.

      C. Consultant shall also be entitled to a finder's fee of 10% of any business opportunity made by the Client as a result of the introductions of the Consultant, such fee to be in kind as acquired by the Client.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective as of the date herein above written.


-------------------------------------------------
W. Scott Smith, Managing Director
For and on behalf of
London Manhattan Limited, Inc.


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--------------------------------------------------
Geoffrey Taylor, President
For and on behalf of
Cam Designs, Inc.

                        AMENDMENT TO CONSULTING AGREEMENT

      This Amendment ("Amendment") to the Consulting Agreement ("Agreement") dated as of the 29th day of September, 1999 by and between LONDON MANHATTAN LIMITED, INC. (referred to herein as "Consultant"), with an address at 3141 Jasmine Drive, Delray Beach, Florida 33483 and CAM DESIGNS INC., a Delaware corporation, with an address at 4 Ash Way, Netherend, Gloucestershire, England GL15 6QA (referred to herein as "Client'), is dated as of this 1st day of May, 2000.

                                    PREMISES

WHEREAS, Client is desirous of changing the original terms of PARAGRAPH III, Clause C, of the Agreement between Client and Consultant, and

WHEREAS, Consultant has no objection thereto,

NOW, THEREFORE, in consideration for Consultant waiving its entitlement to a finder's fee of 10% of any business opportunity made by the Client as a result of the introductions of the Consultant, Consultant shall receive, upon the execution of this Amendment to the Agreement, a revised fee in aggregate of 482,000 shares of common stock of Client, in connection with the Consulting Services, such fee to be paid as follows:

      C. Client shall issue 200,000 shares of its common stock to W. Scott Smith ("Smith"), and shall issue 15,000 shares of its common stock to Barrett H. Geoghegan ("Geoghegan"), and shall issue 80,000 shares of its common stock to Chris Taylor ("Taylor"), and shall issue 50,000 shares of its common stock to Ned Elgart ("Elgart"), and shall issue 25,000 shares of its common stock to Therese Roos ("Roos"), and shall issue 25,000 shares of its common stock to Susan
            M. Danehower ("Danehower"), and shall issue 75,000 shares of its common stock to Patrick Kephart, ("Kephart") and shall issue 12,000 shares of its common stock to Sheldon Brown ("Brown"), each of Smith, Geoghegan, Taylor, Elgart, Roos, Danehower, Kephart and Brown as nominees for Consultant.

      D. Each of the above issuances of shares of common stock of Client (collectively the "Shares") shall be issued solely in exchange for the Consulting Services and appropriate investment restrictions shall be noted against the Shares. Each of Smith, Taylor, Geoghegan, Elgart,


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

            Roos, Danehower, Kephart and Brown agree to acquire the Shares for investment and will not dispose of the Shares in the absence of registration thereof or applicable exemption under the Securities Act of 1933, as amended (the "Securities Act").

      E. The issue price of the Shares is the same $0.01 per Share as was in effect at the original date of the Agreement that is now being amended.

      F. Client agrees to provide Smith, Taylor, Geoghegan, Elgart, Roos, Danehower, Kephart and Brown with registration rights at Client's cost and expense and include the Shares in a registration statement to be filed by Client with the Securities and Exchange Commission ("SEC") within the proximate future on Form S-8 (the "Registration Statement"), or otherwise as agreed, under the Securities Act.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective as of the date herein above written.


/s/ Geoffrey Taylor
-----------------------------------------------
Geoffrey Taylor, President
For and on behalf of
Cam Designs Inc.



-------------------------------------------------
W. Scott Smith, Managing Director
For and on behalf of
London Manhattan Limited, Inc.


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